UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 28, 2008 (March 27, 2008)

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On March 27, 2008, St. Mary Land & Exploration Company (“St. Mary” or the “Company”) issued a press release providing an update of its operations.  A copy of the press release is furnished as Exhibit 99.1 to this report.  In the press release, the Company announced that it completed the previously announced acquisition of producing and non-producing oil and gas properties in Panola County at Carthage Field in East Texas for $49 million.  The acquired properties primarily target natural gas in the Cotton Valley and Travis Peak formations.  The acquisition was funded with cash on hand and borrowings under the Company’s existing credit facility.  The acquisition was consummated pursuant to a Purchase and Sale Agreement dated February 26, 2008, which was previously reported in a Current Report on Form 8-K filed by the Company on February 27, 2008.

Item 8.01                      Other Events.

St. Mary also announced the repurchase of 2,135,600 shares of common stock in the open market during the past 30 days within the above mentioned March 27, 2008, press release.  The shares were repurchased with cash on hand and borrowings on the Company's existing credit facility at an average-weighted price of $36.13 per share.  The shares were repurchased under the Company's existing Board-authorized stock repurchase program.  The Company is authorized to repurchase approximately 3.1 million additional shares remaining under its share repurchase authorization program.  In the press release, the Company furthermore provided its updated hedge position and announced that the production and cost guidance provided on January 31, 2008, remains unchanged.

This report contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The words “estimate,” “expect,” “will,” and similar expressions are intended to identify forward-looking statements.  These statements involve known and unknown risks, which may cause St. Mary’s actual results to differ materially from results expressed or implied by the forward looking statements.  These risks include such factors as the volatility and level of oil and natural gas prices, the uncertain nature of the expected benefits from the acquisition and divestiture of oil and gas properties, the potential effects of increased levels of debt financing, the imprecise nature of estimating oil and gas reserves, the availability of additional economically attractive exploration, development, and property acquisition opportunities for future growth and any necessary financings, unexpected drilling conditions and results, unsuccessful exploration and development drilling, drilling and operating service availability, the risks associated with our hedging strategy, and other such matters discussed in the “Risk Factors” section of St. Mary’s 2007 Annual Report on Form 10-K/A.  Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is furnished as part of this report:
	Exhibit 99.1	Press release of St. Mary Land & Exploration Company dated March 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date:	March 28, 2008	By:	/s/ MARK T. SOLOMON
Mark T. Solomon
Controller